As filed with the Securities and Exchange Commission on November 24, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUESTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	87-0407509
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

333 South State Street

P.O. Box 45433

Salt Lake City, Utah 84145-0433

(801) 324-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Colleen Larkin Bell, Esq.

Questar Corporation

333 South State Street

P.O. Box 45433

Salt Lake City, Utah 84145-0433

(801) 324-5556

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Reed W. Topham, Esq.

James M. Kearney, Esq.

Stoel Rives LLP

201 South Main Street, Suite 1100

Salt Lake City, Utah 84111

(801) 328-3131

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	There is being registered hereunder an indeterminate amount of debt securities, which may be senior or subordinated, as may from time to time be issued at indeterminate prices by Questar Corporation.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, Questar Corporation hereby defers payment of the registration fee required in connection with this registration statement.

PROSPECTUS

QUESTAR CORPORATION

Senior Debt Securities

Subordinated Debt Securities

We may offer, issue and sell senior or subordinated debt securities from time to time. We will provide the specific terms of these securities in supplements to this prospectus. You should carefully read this prospectus any prospectus supplement, and any documents incorporated by reference herein or therein, before you make your investment decision.

Unless stated otherwise in a prospectus supplement, these securities will not be listed on any securities exchange.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” in this prospectus beginning on page 3, in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer, issue and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus we may provide you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-08796). These reports and other information can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0213. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them. This permits us to disclose important information to you by referring you to documents filed with the SEC. Any information incorporated by reference is considered part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference (excluding information deemed to be furnished and not filed with the SEC) the following documents which we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015; and

•	our Current Reports on Form 8-K filed on February 19, 2015 (only the Current Report filed on such date to provide information pursuant to Item 5.02 of Form 8-K), March 10, 2015, April 13, 2015, June 1, 2015, August 31, 2015, September 22, 2015, October 28, 2015, November 6, 2015 and November 24, 2015.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this filing shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of filing of such documents with the SEC (other than any portions of any such documents that are furnished rather than deemed “filed” under the Exchange Act).

You may request a copy of these filings, at no cost, by writing or calling our investor relations department at Questar Corporation, 333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433 (telephone number (801) 324-5647). These filings may also be obtained from our website at www.questar.com. However, information on our website is not part of or incorporated by reference into this prospectus or any accompanying prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, together with any information we incorporate by reference, may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “outlook,” “seek,” “could,” “would,” “should,” “will,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” and other words and terms of similar meaning in connection with a discussion of future events or periods. In particular, these include statements relating to future actions, prospective services or products, future financial, operating or other performance or results of current and anticipated services or products, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the following:

•	the risk factors discussed in this prospectus or listed from time to time in prospectus supplements or any document we incorporate by reference into this prospectus or prospectus supplements;

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond our control.

We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC.

QUESTAR CORPORATION

The Company

We are a Rockies-based integrated natural gas company with three complementary lines of business operated through wholly-owned subsidiaries:

•	Questar Gas Company, or Questar Gas, provides retail natural gas distribution services in Utah, Wyoming and Idaho.

•	Wexpro Company, or Wexpro, develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and

•	Questar Pipeline Company, or Questar Pipeline, operates interstate natural gas pipelines and storage facilities in the western United States and provides other energy services.

We are headquartered in Salt Lake City, Utah. Shares of our common stock trade on the New York Stock Exchange (NYSE:STR).

We are a holding company, as that term is defined in the Public Utility Holding Company Act of 2005 (PUHCA 2005), because our subsidiary Questar Gas Company is a natural gas utility company. We do, however, have an exemption and waiver from provisions of PUHCA 2005 applicable to holding companies. We conduct all of our operations through our subsidiaries; however we perform certain management, legal, financial, tax, administrative and other services for our subsidiaries.

Principal Executive Offices

Our principal executive offices are located at 333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433 and our telephone number is (801) 324-5000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks that could cause you to lose all or part of your investment in the offered securities. You should carefully consider the risks described in our filings with the SEC that are incorporated by reference in this prospectus and any prospectus supplement before acquiring any of such securities. Any prospectus supplement will contain additional risks particular to the debt securities we expect to issue. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we plan to use the net proceeds from the sale of the securities by this prospectus for general corporate purposes, including repayment or refinancings of debt, capital expenditures and working capital.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings from continuing operations to fixed charges for the periods indicated is stated below. The 2010 ratio excludes from the numerator historical earnings from operations that were discontinued on June 30, 2010, but includes in the denominator historical fixed charges associated with those discontinued operations. We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	6.0	6.2	6.4	5.5	6.5	6.4	3.9

For purposes of this presentation, earnings represent income from continuing operations before income taxes adjusted for fixed charges, earnings and distributions of equity investees. Income from continuing operations before income taxes includes Questar Corporation’s share of pretax earnings of equity investees. Fixed charges for both continuing operations and discontinued operations consist of total interest charges (expensed and capitalized) including interest on capitalized leases, amortization of debt issuance costs and losses from reacquired debt, and the interest portion of rental expense estimated at 50%.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture dated as of December 14, 2010, between us and Wells Fargo Bank, National Association, as trustee (the “senior indenture”) and subordinated debt securities under a separate indenture to be entered into between us and a trustee that we will name in the prospectus supplement (the “subordinated indenture”). In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”

We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to this registration statement, and we will include the applicable final subordinated indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Any statements made in this prospectus concerning the provisions of the indentures and the debt securities and other legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of those documents. Please read “Incorporation by Reference” for instructions on how you may obtain these documents.

In this summary description of debt securities, unless we state otherwise or the context clearly indicates, all references to “Questar,” “we,” “our,” or “us” refer to Questar Corporation only and not its subsidiaries or affiliates.

General

The senior debt securities will constitute senior debt and will rank equally with all our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, any senior debt securities and all our other senior debt. The senior indenture does not and the subordinated indenture will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in the prospectus supplement, the indentures do not and will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

Unless we inform you otherwise in the prospectus supplement, the indentures and the debt securities will not contain:

•	any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control; or

•	provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the dates on which, the price at which and the conditions (if any) under which we will repurchase debt securities at the option of the holders or the holders of debt securities;

•	the denominations in which we may issue the debt securities;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments on the debt securities will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants this prospectus describes;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by us; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:

•	we fail to pay the principal of, premium, if any, interest or any other amounts on any Senior Debt when due; or

•	we default in performing any other covenant (a “covenant default”) in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default under the subordinated indenture will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all notes or other indebtedness, including guarantees, of Questar for money borrowed and similar obligations, unless the terms of such indebtedness state that it is not senior to the subordinated debt securities or our other junior debt.

Consolidation, Merger and Sale of Assets

The indentures generally will permit a consolidation or merger between us and another entity. They also will permit the sale by us of our assets substantially as an entirety. The indentures will provide, however, that we may consolidate with another entity to form a new entity or merge into any other entity or transfer or dispose of our assets substantially as an entirety to any other entity only if:

•	the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities;

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing; and

•	we deliver an officer’s certificate and opinion of counsel stating that such transaction complies with the indenture.

Restrictive Covenant - Limitation on Liens

In the indentures, subject to certain exceptions, we covenant and agree that we will not, and will not permit any subsidiary to, create, assume or suffer to exist, otherwise than in favor of us or a subsidiary, any mortgage, pledge, lien, encumbrance or security interest (collectively, “Liens”) upon any of our properties or assets or upon any income or profits therefrom unless the debt securities shall be equally and ratably secured. This prohibition will not apply to:

•	Liens existing as of the date of the indenture;

•	any purchase money mortgage or Lien created to secure all or part of the purchase price of any property (or to secure a loan made to us or any subsidiary to enable us or it to acquire such property), provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;

•	Liens on any property at the time of the acquisition thereof, whether or not assumed by us or a subsidiary; provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and income or profits therefrom;

•	Liens on any property or any contract for the sale of any product or service, or any rights thereunder or any proceeds therefrom, acquired or constructed by us or a subsidiary and created within one year after the later of: (i) the completion of such acquisition or construction or (ii) the commencement of operation of the property, provided that such Lien shall extend only to the property so acquired or constructed, improvements thereon, replacements thereof and income or profits therefrom;

•	Liens on the property or assets of subsidiaries outstanding at the time they become subsidiaries;

•	Liens created or assumed by us or a subsidiary on coal, geothermal, oil, natural gas, inert gas, other hydrocarbon or mineral properties owned or leased by us or a subsidiary to secure loans to us or a subsidiary, for the purpose of developing such properties;

•	Liens on any investment (as defined in the indenture) of ours or that of a subsidiary of ours in any person other than a subsidiary or on any security representing any investment of ours or a subsidiary of ours;

•	any Lien not otherwise permitted by the indenture, provided that after giving effect to such Lien the sum of all indebtedness of us and our subsidiaries secured by Liens not otherwise permitted by the indenture and all attributable debt (as defined in the indenture) of us and our subsidiaries (to the extent not included in indebtedness secured by Liens not otherwise permitted) does not exceed 10% of our consolidated capitalization (as defined in the indenture);

•	any refunding or extension of maturity, in whole or in part, of any obligation or indebtedness secured by certain permitted Liens, provided that the principal amount of the obligation or indebtedness secured by such refunding or extension shall not exceed the principal amount of the obligation or indebtedness then outstanding and shall be limited in lien to the same or substituted property and after acquired property that secured the refunded or extended obligation or indebtedness;

•	Liens upon any office equipment, data processing equipment or any motor vehicles, tractors or trailers;

•	Liens of or upon or in current assets of ours or a subsidiary of ours created or assumed to secure indebtedness incurred in the ordinary course of business;

•	any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals to be produced from the property subject thereto and to be sold or delivered by us or a subsidiary of ours;

•	Liens to secure indebtedness incurred to finance advances made by us or any subsidiary of ours to any third party for the purpose of financing oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, provided that such Liens shall extend only to our receivables or that of such subsidiary in respect of such advances;

•	any rights reserved in others to take or reserve any part of the natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals produced at any time on any property of ours or a subsidiary of ours; and

•	Liens which secure indebtedness of a subsidiary of ours.

Also excepted from the general prohibition are various other liens, such as mechanics’ or materialmen’s liens, certain governmental liens, leases, certain judgment liens, and certain liens arising in connection with leases (including pursuant to sale and leaseback transactions), easements and rights of way.

Unless an accompanying prospectus supplement or free writing prospectus states otherwise, the above restrictive covenant shall apply to each series of debt securities issued under the indentures.

Events of Default

Unless we inform you otherwise in the prospectus supplement or a free writing prospectus, the following will be events of default with respect to each series of debt securities issued under the indentures:

•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

•	our failure to pay principal of or any premium on any debt securities of that series when due;

•	our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 days;

•	our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 33 1⁄3% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 33 1⁄3% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer to the trustee indemnity satisfactory to it;

•	the trustee fails to act for a period of 90 days after receipt of notice and offer of indemnity; and

•	during that 90-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable trustee; and

•	exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.

Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

Modification and Waiver

We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

•	change the stated maturity of any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification;

•	waive a continuing default or event of default regarding any payment on any debt security; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series in any material respect;

•	to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Discharge and Defeasance

We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights, to register the transfer or exchange of the debt securities and to compensate the Trustee, its agents and counsel for fees and expenses due under the applicable Indenture, if:

•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

•	all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we irrevocably deposit with the applicable trustee funds or government securities sufficient in the opinion of a nationally recognized firm of independent public accountants to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

In addition to our right of discharge described above, we may deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Trustee

If an event of default occurs and is continuing under any of the indentures, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture limits the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities.

We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on a securities exchange, but we are not obligated to do so. If we elect to list any offered securities on a securities exchange, we will identify the securities exchange in the prospectus supplement for such offered securities. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities and other matters in connection with any offering of the securities will be passed on by us by Colleen Larkin Bell, Esq., Vice President and General Counsel for Questar Corporation, and Stoel Rives LLP, Salt Lake City, Utah. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year-ended December 31, 2014, including the schedule appearing therein and the effectiveness of Questar Corporation’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be incurred by us in connection with the offering described in the registration statement.

Securities and Exchange Commission registration fee*	$	**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Blue Sky fees and expenses		**
Rating Agency fees		**
Trustee’s fees and expenses		**
Miscellaneous		**

Total	$	**

*	Deferred pursuant to Rule 456(b). We will calculate and pay the fee in connection with a particular offering of securities under the registration statement pursuant to Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15.	Indemnification of Officers and Directors.

Reference is made to Section 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Act, which provides for indemnification of directors and officers in certain circumstances.

Our Bylaws provide that we must voluntarily indemnify any individual made a party to a proceeding because he is or was our director, officer, employee or agent against liability incurred in the proceeding, but only if we have authorized the payment in accordance with the applicable statutory provisions of the Utah Revised Business Corporation Act and a determination has been made in accordance with the procedures set forth in such provision that such individual conducted himself in good faith, that the person reasonably believed that the person’s conduct, if in the person’s official capacity with us, was in our best interests and that the person’s conduct, in all other cases, was at least not opposed to our best interests, and that the person had no reasonable cause to believe the person’s conduct was unlawful in the case of any criminal proceeding. The foregoing indemnification in connection with a proceeding by or in the right of us is limited to reasonable expenses incurred in connection with the proceeding.

Our Bylaws provide that we may not indemnify any director, officer, employee or agent in connection with a proceeding by or in the right of us in which such individual was adjudged liable to us or in connection with any other proceeding charging improper personal benefit to the person, whether or not involving action in the person’s official capacity, in which the person was adjudged liable on the basis that personal benefit was improperly received by the person.

Our Bylaws provide that we must indemnify a director, officer, employee or agent who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was our director, officer, employee or agent, against reasonable expenses incurred by the person in connection with the proceeding.

Our Bylaws provide that any director, officer, employee or agent who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction and that the court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director, officer, employee or agent met the applicable standard of conduct set forth in our Bylaws or applicable law.

We also maintain an insurance policy on behalf of our officers and directors pursuant to which (subject to the limits and limitations of such policy) the officers and directors are insured against certain expenses in connection with the defense of actions or proceedings, and certain liabilities which might be imposed as a result of such actions or proceedings, to which any of them is made a party by reason of being or having been a director or officer.

Item 16.	Exhibits.

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 24th day of November 2015.

QUESTAR CORPORATION

By:	/s/ Ronald W. Jibson
Ronald W. Jibson
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ronald W. Jibson, Kevin W. Hadlock, and Colleen Larkin Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald W. Jibson Ronald W. Jibson	Chairman of the Board, President and Chief Executive Officer	November 24, 2015

/s/ Kevin W. Hadlock Kevin W. Hadlock	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 24, 2015

/s/ Teresa Beck Teresa Beck	Director	November 24, 2015

/s/ Laurence M. Downes Laurence M. Downes	Director	November 24, 2015

/s/ Christopher A. Helms Christopher A. Helms	Director	November 24, 2015

/s/ James T. McManus, II James T. McManus, II	Director	November 24, 2015

/s/ Rebecca Ranich Rebecca Ranich	Director	November 24, 2015

/s/ Harris H. Simmons Harris H. Simmons	Director	November 24, 2015

/s/ Bruce A. Williamson Bruce A. Williamson	Director	November 24, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1**	Form of Underwriting Agreement

4.1	Indenture dated as of December 14, 2010 between Questar Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Questar Corporation’s Current Report on Form 8-K filed December 14, 2010)

4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to Questar Corporation’s Registration on Form S-3 filed October 1, 2010)

4.3	Officer’s Certificate, dated as of December 14, 2010, relating to Questar Corporation’s 2.75% Senior Notes due 2016 (including the form of Senior Notes) (incorporated by reference to Exhibit 4.2 to Questar Corporation’s Current Report on Form 8-K filed December 14, 2010).

4.4**	Form of supplemental indenture or other instrument establishing the issuance of one or more further series of debt securities (including the form of debt security).

5.1*	Opinion of Colleen Larkin Bell, Esq.

5.2*	Opinion of Stoel Rives LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Colleen Larkin Bell, Esq. (included in Exhibit 5.1)

23.3*	Consent of Stoel Rives LLP (included in Exhibit 5.2)

25.1*	Statement of Eligibility on Form T-1

*	Filed herewith
**	Questar Corporation will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the debt securities offered hereby, (ii) the instruments setting forth the terms of any debt securities and (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby.